Exhibit 99.1

Arbor Realty Trust Reports First Quarter 2020 Results and
Declares Dividend of $0.30 per Share

Company Highlights:

-	GAAP net loss of $59.3 million, or $0.54 per diluted common share
-	Core earnings of $40.7 million, or $0.31 per diluted common share[1]
-	Declares a cash dividend on common stock of $0.30 per share
-	Issued $275.0 million of 4.50% senior unsecured notes due in 2027

Agency Business

-	Loan originations of $1.08 billion and a servicing portfolio of $20.20 billion
-	Segment income of $36.1 million, excluding a $47.7 million loss on derivative instruments and a $22.0 million CECL loss provision

Structured Business

-	Portfolio growth of 12% on $856.2 million of loan originations
-	Closed our largest collateralized securitization vehicle of $800.0 million
-	Segment income of $17.3 million, excluding a $53.9 million CECL loss provision

Recent Development:

-	Issued $40.5 million of 8.00% senior unsecured notes due in 2023

Uniondale, NY, May 8, 2020 -- Arbor Realty Trust, Inc. (NYSE:ABR), today announced financial results for the first quarter ended March 31, 2020. Arbor reported a net loss for the quarter of $59.3 million, or $0.54 per diluted common share, compared to net income of $22.7 million, or $0.26 per diluted common share for the quarter ended March 31, 2019. Core earnings for the quarter was $40.7 million, or $0.31 per diluted common share, compared to $36.1 million, or $0.33 per diluted common share for the quarter ended March 31, 2019.1

At March 31, 2020, GAAP book value per share was $8.68, as compared to $9.73 at December 31, 2019. The decrease in book value was primarily due to $104.5 million, or $0.80 per share, of estimated credit losses on our portfolios, including the adoption of the new accounting standard for current expected credit losses, or “CECL,” as well as $50.7 million, or $0.39 per share, of losses on derivative instruments associated with loans that have not yet been sold or securitized.

Arbor Realty Trust Reports First Quarter 2020 Results and Declares Dividend of $0.30 per Share

May 8, 2020	Page 2

Agency Business

Loan Origination Platform

Agency Loan Volume (in thousands)
	Quarter Ended
	March 31, 2020	December 31, 2019
Originations:
Fannie Mae	$581,973	$764,314
Freddie Mac	199,711	96,993
FHA	17,944	78,428
Private Label	282,345	320,476
Total Originations	$1,081,973	$1,260,211

Total Loan Sales	$957,060	$887,868

Total Loan Commitments	$1,267,219	$1,203,194

For the quarter ended March 31, 2020, the Agency Business generated revenues (excluding gains and losses on derivative instruments) of $59.6 million, compared to $64.2 million for the fourth quarter of 2019. Gain on sales, including fee-based services, net was $14.3 million for the quarter, reflecting a margin of 1.49% on loan sales, compared to $13.8 million and 1.55% for the fourth quarter of 2019. Income from mortgage servicing rights was $21.9 million for the quarter, reflecting a rate of 1.73% as a percentage of loan commitments, compared to $27.9 million and 2.32% for the fourth quarter of 2019.

At March 31, 2020, loans held-for-sale was $991.7 million which was primarily comprised of unpaid principal balances totaling $978.7 million, with financing associated with these loans totaling $790.7 million.

Arbor Realty Trust Reports First Quarter 2020 Results and Declares Dividend of $0.30 per Share

May 8, 2020	Page 3

Fee-Based Servicing Portfolio

Our fee-based servicing portfolio totaled $20.20 billion at March 31, 2020, an increase of 0.7% from December 31, 2019, primarily a result of $799.6 million of new loan originations (excluding $282.3 million of private label loans that are yet to be sold), net of $661.6 million in portfolio runoff during the quarter. Servicing revenue, net was $13.3 million for the quarter and consisted of servicing revenue of $25.1 million, net of amortization of mortgage servicing rights totaling $11.8 million.

	Fee-Based Servicing Portfolio ($ in thousands)
	As of March 31, 2020			As of December 31, 2019
	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)
Fannie Mae	$14,946,922	0.493%	8.0	$14,832,844	0.493%	7.8
Freddie Mac	4,570,521	0.294%	10.6	4,534,714	0.300%	10.6
FHA	679,685	0.152%	19.1	691,519	0.154%	18.7
Total	$20,197,128	0.436%	8.9	$20,059,077	0.438%	8.8

Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”), and includes $32.4 million for the fair value of the guarantee obligation undertaken at March 31, 2020. The Company’s loss-sharing obligations associated with CECL were $38.4 million, including a $14.4 million January 1, 2020 adoption adjustment, representing 0.26% of the Fannie Mae servicing portfolio at March 31, 2020.

Structured Business

Portfolio and Investment Activity

-	Originated 47 loans totaling $856.2 million, of which $798.2 million was funded at March 31, 2020, and consisted primarily of 34 bridge loans totaling $785.1 million

-	Payoffs and pay downs on 21 loans totaling $275.3 million

-	Portfolio growth of $520.9 million, or 12%

-	No material loan modifications that resulted in interest rate concessions

-	Provision for loan losses of $54.4 million from CECL

At March 31, 2020, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was $4.80 billion, with a weighted average current interest pay rate of 5.70%, compared to $4.29 billion and 5.98% at December 31, 2019. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 6.35% at March 31, 2020, compared to 6.68% at December 31, 2019.

The average balance of the Company’s loan and investment portfolio during the first quarter of 2020, excluding loan loss reserves, was $4.58 billion with a weighted average yield of 6.77%, compared to $4.02 billion and 7.18% for the fourth quarter of 2019. The decrease in average yield was primarily due to lower rates on originations when compared to runoff and a decrease in LIBOR in the first quarter as compared to the fourth quarter.

During the first quarter of 2020, the Company recorded a provision for loan losses of $54.4 million as a result of its loan review process including the newly adopted CECL credit loss standard which included a January 1, 2020 CECL adoption adjustment of $17.3 million. At March 31, 2020, the Company’s total allowance for loan losses was $142.3 million. The Company had four non-performing loans with a carrying value of $8.3 million, before related loan loss reserves of $6.5 million, compared to three loans with a carrying value of $3.5 million, before related loan loss reserves of $1.7 million as of December 31, 2019.

Arbor Realty Trust Reports First Quarter 2020 Results and Declares Dividend of $0.30 per Share

May 8, 2020	Page 4

Financing Activity

The Company completed a collateralized securitization vehicle (“CLO XIII”) totaling $800.0 million of real estate related assets and cash. Investment grade-rated notes totaling $668.0 million were issued, and the Company retained subordinate interests in the issuing vehicle of $132.0 million. The facility has a three-year asset replenishment period and an initial weighted average interest rate of 1.41% over LIBOR, excluding fees and transaction costs.

The Company completed the unwind of CLO VIII, redeeming $282.9 million of outstanding notes, which were repaid primarily from the refinancing of the remaining assets primarily within CLO XIII, as well as with cash held by CLO VIII, and expensed $1.5 million of deferred financing fees into loss on extinguishment of debt on the consolidated statements of operations.

The balance of debt that finances the Company’s loan and investment portfolio at March 31, 2020 was $4.70 billion with a weighted average interest rate including fees of 3.68% as compared to $3.93 billion and a rate of 4.35% at December 31, 2019. The average balance of debt that finances the Company’s loan and investment portfolio for the first quarter of 2020 was $4.25 billion, as compared to $3.76 billion for the fourth quarter of 2019. The average cost of borrowings for the first quarter of 2020 was 4.11%, compared to 4.46% for the fourth quarter of 2019. The decrease in average costs was primarily due to a decrease in LIBOR and the issuance of lower cost CLO debt.

The Company is subject to various financial covenants and restrictions under the terms of its collateralized securitization vehicles, financing facilities and unsecured debt. The Company believes it was in compliance with all financial covenants and restrictions as of March 31, 2020 and as of the most recent collateralized securitization vehicle determination dates in April 2020.

Arbor Realty Trust Reports First Quarter 2020 Results and Declares Dividend of $0.30 per Share

May 8, 2020	Page 5

Capital Markets

The Company issued $275.0 million in aggregate principal amount of 4.50% senior unsecured notes due in 2027 in a private placement, generating net proceeds of $271.8 million after deducting offering expenses. The Company used a significant portion of the proceeds to repay secured indebtedness.

In April 2020, the Company issued $40.5 million in aggregate principal amount of 8.00% senior unsecured notes in a private placement, generating net proceeds of $39.8 million after deducting offering expenses. The notes are due in 2023 and the proceeds were used to repay secured indebtedness, make investments relating to its business and for general corporate purposes.

Dividends

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.30 per share of common stock for the quarter ended March 31, 2020. The dividend is payable on July 15, 2020 to common stockholders of record on June 30, 2020. The ex-dividend date is June 29, 2020.

As previously announced, the Board of Directors has declared cash dividends on the Company's Series A, Series B and Series C cumulative redeemable preferred stock reflecting accrued dividends from March 1, 2020 through May 31, 2020. The dividends are payable on June 1, 2020 to preferred stockholders of record on May 15, 2020. The Company will pay total dividends of $0.515625, $0.484375 and $0.53125 per share on the Series A, Series B and Series C preferred stock, respectively.

Earnings Conference Call

The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast and replay of the conference call will be available at http://www.arbor.com in the investor relations section of the Company’s website. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 516-5034 for domestic callers and (678) 509-7613 for international callers. Please use participant passcode 6874348.

A telephonic replay of the call will be available until May 15, 2020. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use passcode 6874348.

Arbor Realty Trust Reports First Quarter 2020 Results and Declares Dividend of $0.30 per Share

May 8, 2020	Page 6

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE:ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, seniors housing, healthcare and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a Fannie Mae DUS® lender and Freddie Mac Optigo Seller/Servicer. Arbor’s product platform also includes CMBS, bridge, mezzanine and preferred equity lending. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, changes in economic conditions generally, and the real estate markets specifically, in particular, due to the uncertainties created by the COVID-19 pandemic, continued ability to source new investments, changes in interest rates and/or credit spreads, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2019 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

1. Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on page 11 of this release.

Contacts: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: The Ruth Group Alexander Lobo 646-536-7037 alobo@theruthgroup.com	Media: Bonnie Habyan Chief Marketing Officer 516-506-4615 bhabyan@arbor.com

Arbor Realty Trust Reports First Quarter 2020 Results and Declares Dividend of $0.30 per Share

May 8, 2020	Page 7

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Consolidated Statements of Operations - (Unaudited)
($ in thousands—except share and per share data)

	Quarter Ended March 31,
	2020	2019
Interest income	$88,526	$71,277
Interest expense	49,982	41,865
Net interest income	38,544	29,412

Other revenue:
Gain on sales, including fee-based services, net	14,305	16,389
Mortgage servicing rights	21,934	14,232
Servicing revenue, net	13,302	13,552
Property operating income	2,192	2,803
Loss on derivative instruments, net	(50,731)	(2,465)
Other income, net	1,303	337
Total other revenue	2,305	44,848

Other expenses:
Employee compensation and benefits	34,252	31,764
Selling and administrative	11,052	9,761
Property operating expenses	2,443	2,396
Depreciation and amortization	1,947	1,912
Provision for loss sharing (net of recoveries)	21,537	454
Provision for credit losses (net of recoveries)	54,382	-
Total other expenses	125,613	46,287

(Loss) income before extinguishment of debt, income from equity affiliates and income taxes	(84,764)	27,973
Loss on extinguishment of debt	(1,954)	(128)
Income from equity affiliates	3,992	2,151
Benefit from income taxes	14,370	10

Net (loss) income	(68,356)	30,006

Preferred stock dividends	1,888	1,888
Net (loss) income attributable to noncontrolling interest	(10,934)	5,468
Net (loss) income attributable to common stockholders	$(59,310)	$22,650

Basic (loss) earnings per common share	$(0.54)	$0.27
Diluted (loss) earnings per common share	$(0.54)	$0.26

Weighted average shares outstanding:
Basic	110,792,412	85,151,878
Diluted	131,217,199	107,869,511

Dividends declared per common share	$0.30	$0.27

Arbor Realty Trust Reports First Quarter 2020 Results and Declares Dividend of $0.30 per Share

May 8, 2020	Page 8

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Consolidated Balance Sheets
($ in thousands—except share and per share data)

	March 31,	December 31,
	2020	2019
	(Unaudited)
Assets:
Cash and cash equivalents	$222,330	$299,687
Restricted cash	304,067	210,875
Loans and investments, net (allowance for credit losses of $142,252 and $71,069, respectively)	4,638,004	4,189,960
Loans held-for-sale, net	991,696	861,360
Capitalized mortgage servicing rights, net	288,954	286,420
Securities held-to-maturity, net (allowance for credit losses of $992 and $0, respectively)	84,406	88,699
Investments in equity affiliates	44,701	41,800
Real estate owned, net	13,270	13,220
Due from related party	13,821	10,651
Goodwill and other intangible assets	109,371	110,700
Other assets	224,030	125,788
Total assets	$6,934,650	$6,239,160

Liabilities and Equity:
Credit facilities and repurchase agreements	$1,846,473	$1,678,288
Collateralized loan obligations	2,513,096	2,130,121
Debt fund	68,717	68,629
Senior unsecured notes	591,854	319,799
Convertible senior unsecured notes, net	264,689	284,152
Junior subordinated notes to subsidiary trust issuing preferred securities	141,128	140,949
Due to related party	3,103	13,100
Due to borrowers	81,447	79,148
Allowance for loss-sharing obligations	70,752	34,648
Other liabilities	127,341	134,299
Total liabilities	5,708,600	4,883,133

Equity:
Arbor Realty Trust, Inc. stockholders' equity:

Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized; special voting preferred shares; 20,369,265 and 20,484,094 shares issued and outstanding, respectively; 8.25% Series A, $38,788 aggregate liquidation preference; 1,551,500 shares issued and outstanding; 7.75% Series B, $31,500 aggregate liquidation preference; 1,260,000 shares issued and outstanding; 8.50% Series C, $22,500 aggregate liquidation preference; 900,000 shares issued and outstanding	89,500	89,501

Common stock, $0.01 par value: 500,000,000 shares authorized; 110,608,903 and 109,706,214 shares issued and outstanding, respectively	1,106	1,097
Additional paid-in capital	1,163,161	1,154,932
Accumulated deficit	(177,589)	(60,920)
Total Arbor Realty Trust, Inc. stockholders’ equity	1,076,178	1,184,610

Noncontrolling interest	149,872	171,417
Total equity	1,226,050	1,356,027

Total liabilities and equity	$6,934,650	$6,239,160

Arbor Realty Trust Reports First Quarter 2020 Results and Declares Dividend of $0.30 per Share

May 8, 2020	Page 9

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Statement of Operations Segment Information - (Unaudited)
(in thousands)

	Quarter Ended March 31, 2020
	Structured Business	Agency Business	Other / Eliminations (1)	Consolidated
Interest income	$78,477	$10,049	$-	$88,526
Interest expense	43,399	6,583	-	49,982
Net interest income	35,078	3,466	-	38,544

Other revenue:
Gain on sales, including fee-based services, net	-	14,305	-	14,305
Mortgage servicing rights	-	21,934	-	21,934
Servicing revenue	-	25,124	-	25,124
Amortization of MSRs	-	(11,822)	-	(11,822)
Property operating income	2,192	-	-	2,192
Loss on derivative instruments, net	(3,000)	(47,731)	-	(50,731)
Other income, net	1,303	-	-	1,303
Total other revenue	495	1,810	-	2,305

Other expenses:
Employee compensation and benefits	10,846	23,406	-	34,252
Selling and administrative	4,450	6,602	-	11,052
Property operating expenses	2,443	-	-	2,443
Depreciation and amortization	620	1,327	-	1,947
Provision for loss sharing (net of recoveries)	-	21,537	-	21,537
Provision for credit losses (net of recoveries)	53,890	492	-	54,382
Total other expenses	72,249	53,364	-	125,613

Loss before extinguishment of debt, income from equity affiliates and income taxes	(36,676)	(48,088)	-	(84,764)
Loss on extinguishment of debt	(1,954)	-	-	(1,954)
Income from equity affiliates	3,992	-	-	3,992
(Provision for) benefit from income taxes	(83)	14,453	-	14,370

Net loss	(34,721)	(33,635)	-	(68,356)

Preferred stock dividends	1,888	-	-	1,888
Net loss attributable to noncontrolling interest	-	-	(10,934)	(10,934)
Net (loss) income attributable to common stockholders	$(36,609)	$(33,635)	$10,934	$(59,310)

(1)	Includes certain income or expenses not allocated to the two reportable segments. Amount reflects income attributable to the noncontrolling interest holders.

Arbor Realty Trust Reports First Quarter 2020 Results and Declares Dividend of $0.30 per Share

May 8, 2020	Page 10

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Balance Sheet Segment Information - (Unaudited)
(in thousands)

	March 31, 2020
	Structured Business	Agency Business	Consolidated
Assets
Cash and cash equivalents	$106,879	$115,451	$222,330
Restricted cash	301,468	2,599	304,067
Loans and investments, net	4,638,004	-	4,638,004
Loans held-for-sale, net	-	991,696	991,696
Capitalized mortgage servicing rights, net	-	288,954	288,954
Securities held-to-maturity, net	20,000	64,406	84,406
Investments in equity affiliates	44,701	-	44,701
Goodwill and other intangible assets	12,500	96,871	109,371
Other assets	174,409	76,712	251,121
Total assets	$5,297,961	$1,636,689	$6,934,650

Liabilities:
Debt obligations	$4,635,218	$790,739	$5,425,957
Allowance for loss-sharing obligations	-	70,752	70,752
Other liabilities	155,383	56,508	211,891
Total liabilities	$4,790,601	$917,999	$5,708,600

Arbor Realty Trust Reports First Quarter 2020 Results and Declares Dividend of $0.30 per Share

May 8, 2020	Page 11

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Supplemental Schedule of Non-GAAP Financial Measures - (Unaudited)
Reconciliation of Core Earnings to GAAP Net (Loss) Income
($ in thousands—except share and per share data)

	Quarter Ended March 31,
	2020	2019
Net (loss) income attributable to common stockholders	$(59,310)	$22,650

Adjustments:
Net (loss) income attributable to noncontrolling interest	(10,934)	5,468
Income from mortgage servicing rights	(21,934)	(14,232)
Deferred tax benefit	(19,904)	(4,168)
Amortization and write-offs of MSRs	17,741	16,739
Depreciation and amortization	2,958	2,865
Loss on extinguishment of debt	1,954	128
Provision for credit losses	75,919	454
Loss on derivative instruments, net	50,731	2,465
Stock-based compensation	3,517	3,756

Core earnings (1)	$40,738	$36,125

Diluted core earnings per share(1)	$0.31	$0.33

Diluted weighted average shares outstanding(1)	131,217,199	107,869,511

(1) Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company's option for shares of the Company's common stock on a one-for-one basis.

Beginning in the first quarter of 2020, the Company is presenting core earnings as its non-GAAP financial measure in replacement of adjusted funds from operations ("AFFO"). Core earnings is comparable to our previous AFFO metric, revised to exclude provisions for credit losses (including CECL) related to our structured loan portfolio, securities held-to-maturity and loss-sharing obligations related to the Fannie Mae program. The Company is presenting core earnings because management believes it is important supplemental measure of the Company’s operating performance and is frequently used by peers, analysts, investors and other parties in the evaluation of REITs. Prior period amounts presented above have been conformed to reflect this change.

The Company defines core earnings as net income (loss) attributable to common stockholders (computed in accordance with GAAP) adjusted for accounting items such as depreciation and amortization (adjusted for unconsolidated joint ventures), non-cash stock-based compensation expense, income from mortgage servicing rights ("MSRs"), amortization and write-offs of MSRs, gains and losses on derivative instruments primarily associated with private label loans that have not yet been sold and securitized, the cumulative gains or losses on derivative instruments associated with private label loans that were sold during the periods presented, changes in fair value of GSE-related derivatives that temporarily flow through earnings, deferred tax (benefit) provision, provisions for credit losses (including CECL) and the amortization of the convertible senior notes conversion option. The Company also adds back one-time charges such as acquisition costs and one-time gains or losses on the early extinguishment of debt.

Core earnings is not intended to be an indication of the Company's cash flow from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions.  The Company’s calculation of core earnings may be different from the calculations used by other companies and, therefore, comparability may be limited.